Exhibit 99.1

For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR
FOURTH QUARTER OF FISCAL YEAR 2010
Conference call on Friday, June 4, 2010 at 11:00 a.m. ET
MINNEAPOLIS, June 3, 2010 — Navarre Corporation (Nasdaq: NAVR — News), a leading distributor and publisher of computer software and provider of third party logistics services, today reported its fourth quarter and fiscal year 2010 financial results.
Fourth Quarter Fiscal Year 2010
•	Net sales were $138.3 million, as compared to net sales of $147.1 million for the same period last year, a reduction of $8.8 million or 6%.

•	Operating income during the fourth quarter was $3.8 million, as compared to operating income of $2.3 million in the prior fiscal year, an increase of 68%.

•	Net income increased to $9.2 million, or $0.25 per diluted share, versus net income of $3.2 million, or $0.09 per diluted share in the prior year. This year’s fourth quarter includes the impact of a $6.4 million, or $0.18 per diluted share, non-cash income tax benefit arising out of the partial reversal of a valuation allowance recorded against deferred tax assets.

•	EBITDA before share-based compensation expense was $5.4 million, as compared to EBITDA before share-based compensation expense of $4.3 million and adjusted EBITDA of $7.4 million in the prior year’s fourth quarter. Adjusted EBITDA does not include the impact of impairment and restructuring charges. (See “Use of Non-GAAP Financial Information” below)

•	Debt at March 31, 2010 was $6.6 million; as compared to debt of $24.1 million on March 31, 2009, a reduction of $17.5 million or 73%.
Fiscal Year 2010
•	Net sales were $528.3 million, as compared to net sales of $631 million for the same period last year, a decrease of 16%.

•	Net income increased to $22.9 million, or $0.62 per diluted share, as compared to a net loss of $88.4 million, or a net loss of $2.44 per diluted share, in the prior fiscal year. Fiscal year 2010 net income includes the impact of an $11.7 million, or $0.32 per diluted share, non-cash income tax benefit arising out of the partial reversal of a valuation allowance recorded against deferred tax assets.

•	EBITDA before share-based compensation expense increased by 18% to $26.8 million, as compared to Adjusted EBITDA of $22.7 million in the prior fiscal year. Adjusted EBITDA does not include the impact of impairment and restructuring charges recognized in fiscal year 2009. (See “Use of Non-GAAP Financial Information” below)
Cary L. Deacon, Chief Executive Officer, commented, “Our fourth quarter financial results again showed that our focus on computer software distribution and publishing, as well as fee-based value-added services, is paying off with strong profitability. Navarre is pursuing a more focused strategy. Now that we have substantially reduced debt and improved operating margins, we are focusing our efforts on driving revenue, particularly in new product lines. We are concentrating efforts on our distribution and software publishing businesses where we have significant expertise and considerable systems and physical assets that can be leveraged. Recently announced developments such as our new Canadian facility, the acquisition of Punch! Software and our logistics services agreement with Warby Parker Eyewear are all solid steps in that direction. Our business win with Warby Parker will also showcase Navarre’s outstanding direct to consumer distribution and reverse logistics capabilities.”
“Our recent announcement regarding the Company’s engagement of Houlihan Lokey to evaluate strategic alternatives for FUNimation Entertainment is an important element in our strategy. Although we believe that FUNimation has a bright future, its growth initiatives include original co-productions, social networks and digital broadcasting. Those projects have limited synergies with our other businesses and we believe are best executed with ownership that has assets or expertise in those areas,” continued Deacon.
Distribution Segment
For the fourth quarter ended March 31, 2010, the distribution segment’s net sales, before inter-company eliminations, were $130.2 million, as compared to net sales of $138.4 million for the same period last year, a decrease of 6%. The discontinuation of certain low margin video game product sales, coupled with reduced net sales of DVD video, made up the majority of this net sales decrease. (See “Use of Non-GAAP Financial Information” below)
Operating income in the distribution segment for the fourth quarter was $3.1 million, as compared to operating income of $2.7 million in the fourth quarter of the prior fiscal year. Improvements to operating income resulted primarily from a significant increase to gross margin percentage due to a mix of sales that included higher margin products as well as an increase to fee-based revenue from the provision of third party logistics services.

Publishing Segment
The publishing segment includes the results of FUNimation Entertainment, Encore and BCI. For the fourth quarter ended March 31, 2010, the publishing segment had net sales, before inter-company eliminations, of $18.8 million, a decrease of 15%, as compared to net sales of $22.0 million in the fourth quarter of the prior fiscal year. The publishing segment’s net sales of computer software increased by more than 50% during the quarter versus the prior year, while sales of anime products declined as a result of a weaker release schedule compared to the prior year. (See “Use of Non-GAAP Financial Information” below)
Operating income during the fourth quarter for the publishing segment was $700,000, as compared to an operating loss of $500,000 in the fourth quarter of the prior year.
The Company anticipates that FUNimation Entertainment’s results will be presented as a discontinued operation beginning with the first quarter of fiscal 2011. At that time, financial statements for historical periods will reclassify FUNimation Entertainment’s results to show it as a line item in the Company’s statement of operations indicating the amount of net income or loss from discontinued operations.
Outlook
The Company’s guidance for its fiscal year 2011 does not include the anticipated results of FUNimation Entertainment and relates solely to its continuing operations. Guidance from continuing operations for fiscal year 2011 is as follows:
•	Net sales from continuing operations are anticipated to be between $480 million and $520 million;

•	EBITDA before share-based compensation expense from continuing operations is expected to be between $18 million and $21 million; and

•	Cash flow from continuing operations is anticipated to be positive.
Conference Call
The Company will host a conference call at 11:00 a.m. ET, Friday, June 4, 2010, to discuss its fiscal year 2010 fourth quarter financial results. The conference call can be accessed by dialing (866) 356-4279, and utilizing conference participant passcode “59235693”, ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the internet and can be accessed in the “Investors” section of the Company’s web site located at www.navarre.com. Those wishing to access the call through the internet should go to the Company’s web site fifteen minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available at the Company’s web site following the call’s completion.

Use of Non-GAAP Financial Information
In evaluating our financial performance and operating trends, management considers information concerning our net sales before inter-company eliminations, and earnings before interest, taxes, depreciation, amortization, share-based compensation expense, and goodwill impairment, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these preliminary non-GAAP financial measures to the comparable preliminary GAAP results, which is attached to this release and can also be found on the Company’s web site at www.navarre.com.
About Navarre Corporation
Navarre® Corporation is a leading distributor and publisher of computer software and provider of third party logistics services. Navarre Distribution Services provides complete distribution and third-party logistics (3PL) services to North American retailers and their suppliers. The company publishes computer software in its Encore® subsidiary and produces animé video through its FUNimation Entertainment® subsidiary. Navarre was founded in 1983 and is headquartered in Minneapolis, Minnesota. Additional information can be found at www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the Company’s customers and vendors; the Company’s revenues being derived from a small group of customers; a pending investigation by the U.S. Securities and Exchange Commission (the “SEC”) or litigation arising out of this investigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the potential for the Company to incur significant additional costs and to experience operational and logistical difficulties in connection with its systems; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the SEC, including in particular the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net sales	$138,317	$147,090	$528,332	$630,991
Cost of sales (exclusive of depreciation and amortization)	116,872	125,245	440,407	563,944

Gross profit	21,445	21,845	87,925	67,047
Operating expenses:
Selling and marketing	6,216	4,877	23,140	25,334
Distribution and warehousing	2,744	2,698	9,799	12,166
General and administrative	7,211	6,832	29,730	32,664
Bad debt expense	—	100	257	300
Depreciation and amortization	1,439	1,945	6,316	10,972
Goodwill and intangible impairment	—	3,108	—	82,729

Total operating expenses	17,610	19,560	69,242	164,165

Income (loss) from operations	3,835	2,285	18,683	(97,118)
Other income (expense):
Interest expense (1)	(491)	(755)	(2,818)	(4,630)
Interest income	2	37	16	86
Other income (expense), net	(97)	(168)	788	(1,255)

Net income (loss) before tax	3,249	1,399	16,669	(102,917)
Income tax benefit	5,943	1,772	6,203	14,483

Net income (loss)	$9,192	$3,171	$22,872	$(88,434)

Earnings (loss) per common share:
Basic	$0.25	$0.09	$0.63	$(2.44)

Diluted	$0.25	$0.09	$0.62	$(2.44)

Weighted average shares outstanding:
Basic	36,367	36,237	36,285	36,207
Diluted	36,741	36,237	36,643	36,207

(1)	Twelve months ended March 31, 2010 and 2009 interest expense includes approximately $290,000 and $950,000 of non-cash write-off of debt acquisition costs.

NAVARRE CORPORATION
Consolidated Condensed Balance Sheet
(In thousands)

	March 31,	March 31,
	2010	2009
Assets
Current assets:
Accounts receivable, net	$62,627	$72,817
Inventories	26,272	26,732
Other	21,426	23,199

Total current assets	110,325	122,748
Property and equipment, net	13,307	15,957
Other assets	47,971	44,464

Total assets	$171,603	$183,169

Liabilities and shareholders’ equity
Current liabilities:
Note payable — line of credit	$6,634	$24,133
Accounts payable	82,451	106,708
Other	20,454	14,040

Total current liabilities	109,539	144,881
Long-term liabilities:
Other	1,303	1,281

Total liabilities	110,842	146,162
Shareholders’ equity	60,761	37,007

Total liabilities and shareholders’ equity	$171,603	$183,169

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$14,766	$25,295	$16,933	$16,469

Net cash provided by (used in) investing activities	467	1,050	(2,102)	(334)

Net cash used in financing activities	(15,233)	(26,477)	(14,831)	(20,580)

Net decrease in cash	—	(132)	—	(4,445)
Cash at beginning of period	—	132	—	4,445

Cash at end of period	$—	$—	$—	$—

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended March 31,
	2010	%	2009	%
Net sales:
Distribution	$130,174	87.4%	$138,436	86.3%
Publishing	18,814	12.6%	22,049	13.7%

Net sales before inter-company eliminations	148,988		160,485
Inter-company eliminations	(10,671)		(13,395)

Net sales as reported	$138,317		$147,090

Income (loss) from operations:
Distribution	$3,125		$2,745
Publishing (1)	710		(460)

Consolidated income from operations	$3,835		$2,285

(1)	Three months ended March 31, 2009 includes approximately $3.1 million of goodwill impairment charges.

	Twelve Months Ended March 31,
	2010	%	2009	%
Net sales:
Distribution	$487,692	85.0%	$592,893	85.2%
Publishing	86,003	15.0%	102,828	14.8%

Net sales before inter-company eliminations	573,695		695,721
Inter-company eliminations	(45,363)		(64,730)

Net sales as reported	$528,332		$630,991

Income (loss) from operations:
Distribution (2)	$6,353		$1,143
Publishing (3)	12,330		(98,261)

Consolidated income (loss) from continuing operations	$18,683		$(97,118)

(2)	Twelve months ended March 31, 2009 includes approximately $591,000 of impairment and other charges.

(3)	Twelve months ended March 31, 2009 includes approximately $110.5 million of impairment and other charges.

Reconciliation of Net Income to EBITDA Before Share-Based Compensation Expense and
Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net income (loss), as reported	$9,192	$3,171	$22,872	$(88,434)
Interest expense (income), net	489	718	2,802	4,544
Income tax benefit	(5,943)	(1,772)	(6,203)	(14,483)
Depreciation and amortization	1,439	1,945	6,316	8,943
Share-based compensation	222	246	1,003	1,033

EBITDA before share-based compensation expense	5,399	4,308	26,790	(88,397)
Impairment and other charges	—	3,108	—	111,102

Adjusted EBITDA	$5,399	$7,416	$26,790	$22,705

Reconciliation of Income (Loss) from Operations to Income from Operations Before
Impairment

	Three Months Ended March 31, 2009
	Distribution	Publishing	Total

Income (loss) from operations:	$2,745	$(460)	$2,285
Impairment and other charges	—	3,108	3,108

Income from operations before impairment:	$2,745	$2,648	$5,393